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                                                                    Exhibit 10.3

                            FIRST AMENDMENT AGREEMENT

         This First Amendment Agreement is effective as of the 17th day of August, 1999, by and among ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation ("U.S. Borrower"), VENTURE LIGHTING POWER SYSTEMS, NORTH AMERICA INC. (f.k.a. Ballastronix Incorporated), a corporation organized under the laws of the Province of Nova Scotia, CANADIAN LIGHTING SYSTEMS HOLDING, INCORPORATED, a corporation organized under the laws of the Province of Nova Scotia (collectively, "Canadian Borrowers" and, individually, "Canadian Borrower"), PARRY POWER SYSTEMS LIMITED (Company No. 2833448, f.k.a. Venture Lighting Europe Ltd.), incorporated under the laws of England, VENTURE LIGHTING EUROPE LTD. (Company No. 3341889, f.k.a. Parry Power Systems Limited), incorporated under the laws of England (collectively, "UK Borrowers" and, individually, "UK Borrower"; and together with U.S. Borrower and Canadian Borrowers, collectively, "Borrowers" and, individually, "Borrower"), the banking institutions listed on
Schedule 1 to the Credit Agreement, as hereinafter defined ("Banks"), and PNC BANK, NATIONAL ASSOCIATION, as agent for the Banks ("Agent"):

         WHEREAS, Borrowers, Agent and the Banks are parties to a certain Credit Agreement dated as of May 21, 1999, that provides, among other things, for loans aggregating Seventy-Five Million Dollars ($75,000,000), all upon certain terms and conditions stated therein ("Credit Agreement");

         WHEREAS, Borrowers, Agent and the Banks desire to amend the Credit Agreement to add and to modify certain provisions thereof; and

         WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, Borrowers, Agent and the Banks hereby agree as follows:

         1. Article I of the Credit Agreement is hereby amended to delete the definitions of "Canadian Base Rate Loan", "Canadian Borrowing Base", "Canadian Exposure", "Canadian Fixed Rate Loan", "Canadian Letter of Credit Commitment", "Canadian Letter of Credit Exposure", "Canadian Revolving Credit Commitment", "Designated Lending Office", "Dollar Equivalent", "Indenture", "Required Banks", "Total Unused Credit Availability" therefrom in their entirety and to insert in place thereof, respectively, the following:

                  "Canadian Base Rate Loan" shall mean a Revolving Loan described in subsection 3 of Section 2.1A hereof on which Canadian Borrowers shall pay interest at a rate based on the Base Rate.

                  "Canadian Borrowing Base" shall mean an amount not in excess of the sum of the following: (a) eighty-five percent (85%) of the Dollar Equivalent of the aggregate amount due and owing on the Eligible Receivables of each Canadian Borrower, plus (b) the lesser of (i) (A) fifty-five percent (55%) of the Dollar Equivalent of the aggregate of the Eligible

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         Raw Materials of each Canadian Borrower, plus (B) sixty-five percent
         (65%) of the Dollar Equivalent of the aggregate of the Eligible Inventory of each Canadian Borrower, or (ii) the CAD Equivalent, at any time of determination, of Three Million Dollars ($3,000,000); provided, however that the amount of the Canadian Borrowing Base may be increased or decreased by Agent and the Banks at any time and from time to time, in the exercise of their sole discretion and each Canadian Borrower consents to any such increases or decreases and acknowledges that decreasing the amount of the Canadian Borrowing Base or increasing the reserves may limit or restrict Canadian Revolving Loans requested by Canadian Borrowers.

                  "Canadian Exposure" shall mean, at any time, the sum of (a) the aggregate principal amount of all Canadian Revolving Loans outstanding, and (b) the Canadian Letter of Credit Exposure.

                  "Canadian Fixed Rate Loan" shall mean a Revolving Loan described in subsection 3 of Section 2.1A hereof on which Canadian Borrowers shall pay interest at a rate based on the Eurodollar Rate.

                  "Canadian Letter of Credit Commitment" shall mean the commitment of the Fronting Bank, on behalf of the Canadian Banks, to issue Letters of Credit during the Commitment Period in an aggregate outstanding face amount which shall never exceed One Million Dollars ($1,000,000), on the terms and conditions set forth in subsection 3(b) of Section 2.1A hereof.

                  "Canadian Letter of Credit Exposure" shall mean the sum of (a) the aggregate undrawn face amount of all issued and outstanding Canadian Letters of Credit, and (b) the aggregate draws made on Canadian Letters of Credit that are not yet reimbursed by Canadian Borrowers or converted to Canadian Revolving Loans pursuant to subsection 3(b) of Section 2.1A hereof.

                  "Canadian Revolving Credit Commitment" shall mean the obligation hereunder of the Canadian Banks to make Canadian Revolving Loans and to participate in the issuance of Canadian Letters of Credit up to an aggregate principal amount outstanding at any time equal to the lesser of (a) Six Million Dollars ($6,000,000) or (b) the Canadian Borrowing Base (or such lesser amount as shall be determined pursuant to Section 2.8 hereof).

                  "Designated Lending Office" shall mean the main office of Agent.

                  "Dollar Equivalent" of any amount stated in Canadian Dollars shall mean the Dollar equivalent of such amount, determined by Agent on the basis of its spot rate at approximately 10:00 A.M. (Cleveland, Ohio time) on the date two (2) Business Days before the date of such determination, for the purchase of CAD with Dollars for delivery on the date of such determination.


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                  "Indenture" shall mean that certain Indenture between Advanced
         Lighting Technologies, Inc., as issuer, and The Bank of New York, as trustee, dated as of March 18, 1998, as amended and as the same may, with the prior written consent of Agent and the Required Banks (which shall not be unreasonably withheld), from time to time be further amended, restated, supplemented or otherwise modified.

                  "Required Banks" shall mean the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Commitment, or, if there is any borrowing hereunder, the holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate amount of Dollars outstanding under the Notes; provided, however that if one (1) Bank has at least sixty-six and two-thirds percent (66-2/3%) but less than one hundred percent (100%) of the Commitment, or the amount outstanding, as applicable, then Required Banks shall mean such Bank and one (1) other Bank.

                  "Total Unused Credit Availability" shall mean, at any time, the difference between (a) the sum of (i) the U.S. Borrowing Base, (ii) the UK Borrowing Base and (iii) the Canadian Borrowing Base, minus (b) the sum of (i) the Revolving Credit Exposure and (ii) such reserves against availability that are provided for under this Agreement and determined in accordance with this Agreement.

         2. Article I of the Credit Agreement is hereby amended to delete the definitions of "CAD Equivalent", "Canadian Base Rate", "Canadian Domestic Rate" and "Derived Canadian Fixed Rate" therefrom in their entirety.

         3. The Credit Agreement is hereby amended to delete the first paragraph of Section 2.1A therefrom and to insert in place thereof the following:

                  SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement, each Bank shall participate to the extent hereinafter provided in making Loans to and issuing Letters of Credit at the request of Borrowers in such aggregate amount as Borrowers shall request pursuant to the Commitment; provided, however, that in no event shall the aggregate principal amount of all Loans and Letters of Credit outstanding under this Agreement be in excess of the Total Commitment Amount.

         4. The Credit Agreement is hereby amended to delete subsections (d) and
(f) of Section 2.2 therefrom and to insert in place thereof, respectively, the following:

                  (d) with respect to any Canadian Revolving Loan, receipt by Agent of a Notice of Loan from a Canadian Borrower, such notice to be received by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing or conversion with respect to a Canadian Base Rate Loan, and, with respect to the making, conversion or continuation of any Canadian Fixed Rate Loans, by 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the proposed date of borrowing, conversion or continuation. Agent shall notify each

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         Canadian Bank of the date, amount and Interest Period (if applicable)
         promptly upon the receipt of such notice, and, in any event, by 2:00 P.M. (Cleveland, Ohio time) on the date such notice is received. On the date that any such Canadian Revolving Loan is to be made, each Canadian Bank shall provide Agent, at the Designated Lending Office not later than 3:00 P.M. (Cleveland, Ohio time), with the Dollar amount in federal or other immediately available funds required of it;

                  (f) each request of (i) U.S. Borrower for a U.S. Base Rate Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), increased by increments of One Hundred Thousand Dollars ($100,000), and a Eurodollar Loan shall be in an amount of not less than Five Million Dollars ($5,000,000), increased by increments of Five Hundred Thousand Dollars ($500,000), (ii) a UK Borrowers for a UK Base Rate Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), increased by increments of One Hundred Thousand Dollars ($100,000), and a UK Fixed Rate Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of Five Hundred Thousand Dollars ($500,000), and (iii) a Canadian Borrower for a Canadian Base Rate Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of One Hundred Thousand Dollars ($100,000), and a Canadian Fixed Rate Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of One Hundred Thousand Dollars ($100,000);

         5. The Credit Agreement is hereby amended to delete subsection 3 of
Section 2.1A therefrom and to insert in place thereof the following:

         3.       Canadian Credit Facility.

         (a)      Canadian Revolving Loans.

                  Subject to the terms and conditions of this Agreement, during the Commitment Period (but subject to Section 2.11 hereof), the Canadian Banks shall make a Canadian Revolving Loan or Canadian Revolving Loans to Canadian Borrowers in such amount or amounts as Canadian Borrowers may from time to time request. Canadian Borrowers shall not request a Canadian Revolving Loan (and the Canadian Banks shall not be obligated to make a Canadian Revolving Loan) if, after giving effect thereto, (a) the Canadian Exposure would exceed the Canadian Revolving Credit Commitment, or (b) the sum of (i) the UK Exposure, (ii) the U.S. Revolving Exposure, (iii) the Canadian Exposure and (iv) the U.S. Letter of Credit Exposure would exceed the Maximum Revolving Credit Commitment Amount.

                  Canadian Borrowers shall have the option, subject to the terms and conditions set forth herein, to borrow Canadian Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of (a) Canadian Base Rate Loans, or (b) Canadian Fixed Rate Loans.

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                  Canadian Borrowers shall pay interest on the unpaid principal amount of Canadian Base Rate Loans outstanding from time to time from the date thereof until paid at the Base Rate from time to time in effect. Interest on such Canadian Base Rate Loans shall be payable, commencing June 1, 1999, and on the 1st day of each succeeding month thereafter, and at the maturity thereof.

                  Canadian Borrowers shall pay interest on the unpaid principal amount of each Canadian Fixed Rate Loan outstanding from time to time, from the date thereof until paid, at the Derived Eurodollar Rate, fixed in advance for each Interest Period as herein provided for each such Interest Period. Interest on such Canadian Fixed Rate Loans shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three (3) months, the interest must be paid every three (3) months, commencing three (3) months from the beginning of such Interest Period).

                  At the request of Canadian Borrowers, subject to the notice and other provisions of Section 2.2 hereof, the Canadian Banks shall convert Canadian Base Rate Loans to Canadian Fixed Rate Loans at any time and shall convert Canadian Fixed Rate Loans to Canadian Base Rate Loans on any Interest Adjustment Date.

                  The obligation of Canadian Borrowers to repay the Canadian Base Rate Loans and the Canadian Fixed Rate Loans made by each Canadian Bank and to pay interest thereon shall be evidenced by a Canadian Revolving Credit Note of Canadian Borrowers in the form of EXHIBIT C hereto, and payable to the order of such Canadian Bank in the principal amount of its pro rata share of the Canadian Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of Canadian Revolving Loans made hereunder by such Canadian Bank.

                  Subject to the provisions of this Agreement, Canadian Borrowers shall be entitled under this subsection 3 of Section 2.1A to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

         (b)      Canadian Letters of Credit.

                  Subject to the terms and conditions of this Agreement, during the Commitment Period, such Canadian Bank as shall agree to be the Fronting Bank for such Canadian Letter of Credit shall, in its own name, but only as agent for the Canadian Banks, issue such Canadian Letters of Credit for the account of a Canadian Borrower, as such Canadian Borrower may from time to time request. No Canadian Borrower shall request any Canadian Letter of Credit (and no Fronting Bank shall be obligated to issue any Canadian Letter of Credit) if, after giving effect thereto, (i) the Canadian Letter of Credit Exposure would exceed the Canadian Letter of Credit Commitment, (ii) the Canadian Exposure would exceed the amount of the Canadian Revolving Credit Commitment, or
         (iii) the sum of (A) the Canadian Exposure, (B) the U.S. Revolving Exposure, (C) the UK Exposure and (D) the U.S.

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         Letter of Credit Exposure would exceed the Maximum Revolving Credit
         Commitment Amount. The issuance of each Letter of Credit shall confer upon each Canadian Bank the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Canadian Letter of Credit to the extent of that Canadian Bank's percentage of the Canadian Revolving Credit Commitment.

                  Each request for a Canadian Letter of Credit shall be delivered to Agent not later than 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the day upon which the Canadian Letter of Credit is to be issued. Each such request shall be in a form acceptable to Agent and shall specify the face amount thereof, whether such Canadian Letter of Credit is a commercial documentary or a standby Letter of Credit, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, and the nature of the transaction to be supported thereby. Concurrently with each such request, the Canadian Borrower for whose benefit the Letter of Credit is to be issued, shall execute and deliver to Agent an appropriate application and agreement, being in the standard form of the Fronting Bank for such letters of credit, as amended to conform to the provisions of this Agreement if required by Agent. Agent shall give each Canadian Bank notice of each such request for a Canadian Letter of Credit.

                  In respect of each Canadian Letter of Credit and the drafts thereunder, if any, issued for the account of a Canadian Borrower, Canadian Borrowers agree (i) to pay to Agent, for the pro rata benefit of the Canadian Banks, (A) with respect to each Canadian Letter of Credit that is a standby letter of credit, a commission based upon the face amount of the Canadian Letter of Credit, which shall be paid quarterly in arrears, on the first day of each July, October, January and April, in an amount per annum equal to (1) the then current Applicable Margin for Canadian Fixed Rate Loans (i.e. the Applicable Margin for Canadian Fixed Rate Loans in effect on the date such Canadian Letter of Credit is issued and, as to each quarterly payment thereafter, the Applicable Margin for Canadian Fixed Rate Loans in effect on the date of such quarterly payment), times (2) the average undrawn face amount of such Canadian Letter of Credit during such fiscal quarter, and (B) with respect to each Canadian Letter of Credit that is a commercial documentary letter of credit, a non-refundable commission based upon the face amount of the Canadian Letter of Credit, which shall be paid on the date that any draw is made on a Canadian Letter of Credit, in an amount equal to (1) the then current Applicable Margin for Canadian Fixed Rate Loans, times (2) the amount drawn under the Canadian Letter of Credit; (ii) to pay to Agent, for the sole account of the Fronting Bank, an additional Canadian Letter of Credit fee, which shall be paid on each date that such Canadian Letter of Credit is issued or renewed at the rate of one-eighth percent (1/8 of 1%) of the face amount of such Canadian Letter of Credit; and (iii) to pay to Agent for the sole account of the Fronting Bank, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by the Fronting Bank under its fee schedule as in effect from time to time.


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                  Whenever a Canadian Letter of Credit is drawn, Canadian
         Borrowers shall immediately reimburse the Fronting Bank for the amount drawn. In the event that the amount drawn is not reimbursed by Canadian Borrowers within one (1) Business Day of the drawing of such Canadian Letter of Credit, at the sole option of Agent and the Fronting Bank, Canadian Borrowers shall be deemed to have requested a Canadian Revolving Loan, subject to the provisions of subsection 3(a) of Section 2.1A in the amount drawn. Such Canadian Revolving Loan shall be evidenced by the Canadian Revolving Credit Notes. Each Canadian Bank agrees to make a Canadian Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Canadian Bank acknowledges and agrees that its obligation to make a Canadian Revolving Loan pursuant to subsection 3(a) of Section 2.lA when required by this subsection 3(b) of Section 2.1A is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of an Unmatured Event of Default or Event of Default, and that its payment to Agent, for the account of the Fronting Bank, of the proceeds of such Canadian Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Canadian Bank's Canadian Revolving Credit Commitment shall have been reduced or terminated. Canadian Borrowers irrevocably authorize and instruct Agent to apply the proceeds of any borrowing pursuant to this subsection 3(b) of Section 2.1A to reimburse, in full, the Fronting Bank for the amount drawn on such Canadian Letter of Credit. Each such Canadian Revolving Loan shall be deemed to be a Canadian Base Rate Loan unless otherwise requested by and available to Canadian Borrowers hereunder. Each Canadian Bank is hereby authorized to record on its records relating to its Canadian Revolving Credit Note such Canadian Bank's pro rata share of the amounts paid and not reimbursed on the Canadian Letters of Credit.

         6. The Credit Agreement is hereby amended to delete subparts (a), (b),
(c), (e) and (f) of Section 2.5 therefrom and to insert in place thereof, respectively, the following:

                  SECTION 2.5. PAYMENT ON NOTES, ETC.

                  (a) PAYMENTS IN DOLLARS. All payments of principal, interest and commitment and other fees shall be made to Agent in Dollars and in immediately available funds for the account of the Banks. Payments must be received at the Designated Lending Office not later than 11:00 A.M. (Cleveland, Ohio time) to be deemed to have been made and received on that day.

                  (b)      [Intentionally omitted.]

                  (c)      [Intentionally omitted.]

                  (e)      PAYMENTS NET OF TAXES.


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                           (i) GENERAL PROVISIONS. All payments under this
                  Agreement shall be made absolutely net of, without deduction or offset for, and altogether free and clear of, any and all present and future taxes, levies, deductions, charges and withholdings and all liabilities with respect thereto, under the laws of the United States of America or any foreign jurisdiction (or any state or political subdivision thereof), excluding income and franchise taxes imposed on any Bank (and withholding relating thereto) under the laws of the United States of America, the United Kingdom or Canada or any other foreign jurisdiction (or any state or political subdivision thereof). If any Borrower is compelled by law to deduct any such taxes or levies (other than such excluded taxes) or to make any such other deductions, charges or withholdings, then such Borrower shall pay such additional amounts as may be necessary in order that the net payments after such deduction, and after giving effect to any United States or foreign jurisdiction (or any state or political subdivision thereof) income taxes required to be paid by the Banks in respect of such additional amounts, shall equal the amount of interest provided in Section 2.1 hereof for each Loan plus any principal then due.

                           (ii) FOREIGN FACILITIES. In addition, and
                  specifically with respect to the Canadian Revolving Credit Commitment and the UK Revolving Credit Commitment:

                                    (A) All payments on account of principal, if
                           any, and interest shall be made without set-off or counterclaim and, unless otherwise required by law, shall be made free and clear of and without deduction for withholding tax or similar tax, present or future, imposed by any taxing authority in Canada, the United Kingdom or otherwise (in this subsection
                           (ii) hereof, a Tax). If a Borrower is required to withhold or pay any Tax, it shall make the required withholding and payment in accordance with and within the time allowed by law, and shall nonetheless pay to the appropriate Bank such additional amounts as are necessary to cause such Bank actually to receive in full all amounts (after taking account of any further deduction or withholding which is required to be made as a consequence of the payment of such additional amounts) on account of principal and interest or other fees or amounts owing to it hereunder, as if such Tax had not been paid. As soon as practicable after the date any Tax becomes due and payable, such Borrower shall give to such Bank the original or a copy of a receipt for the payment of the Tax, or if such receipts are not issued by or received from the taxing authority to which the Tax was paid, a certificate of an officer of such Borrower, confirming the date and amount of the payment so made and reasonable details of the calculation of the amount due.

                                    (B) Such Borrower shall indemnify and save
                           such Bank harmless from and against any claim, liability, loss, cost, expense (including without

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                           limitation legal, accounting and other professional
                           fees, and interest and penalty charges or fines imposed by any taxing authority in respect of or arising from non-payment of such Tax) to which such Bank may be exposed or which it may incur, by reason of such Borrower's failure to make punctual payment of any amount required to be paid to a taxing authority pursuant to subsection (A) hereof.

                                    (C)     [Intentionally omitted.]

                                    (D)     [Intentionally omitted.]

                  (f) PAYMENTS TO BANKS. Upon Agent's receipt of payments hereunder, Agent shall immediately distribute, in immediately available funds, to each Bank its ratable share, if any, of the amount of principal, interest, and facility and other fees received by it for the account of such Bank. Each Bank shall record any principal, interest or other payment, the principal amounts of the Loans, all prepayments and the applicable dates, including Interest Periods, with respect to the Loans made and payments received by such Bank, by such method as such Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of the respective Borrowers under each such Note. The aggregate unpaid amount of Loans, types of Loans and Interest Periods with respect to such Loans set forth on the records of Agent shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Note.

         7. The Credit Agreement is hereby amended to delete Section 2.6(b) therefrom in its entirety and to insert in place thereof the following:

         (b)      PREPAYMENT FEES.

                  (i) (A) If U.S. Borrower terminates the Revolving Credit Commitment on or prior to the date that is three (3) years from the Closing Date, then U.S. Borrower shall pay a prepayment fee to Agent, for the pro rata benefit of the Banks, in an amount equal to two percent (2%) times the Maximum Revolving Credit Commitment Amount, or
         (B) if U.S. Borrower terminates the Term Loan Commitment on or prior to the date that is three (3) years from the Closing Date, then U.S. Borrower shall pay a prepayment fee to Agent, for the pro rata benefit of the Banks, in an amount equal to two percent (2%) times the Maximum Term Loan Commitment Amount; provided, however, that so long as Agent remains Agent under any replacement credit facility, then the prepayment fees set forth in this Section 2.6(b)(i) shall not apply;

                  (ii) Without limiting anything else herein, in any case of prepayment of a Eurodollar Loan, U.S. Borrower agrees that if the reinvestment rate for Eurodollars, as quoted by the money desk of Agent (the "Reinvestment Rate"), shall be lower than the Eurodollar Rate applicable to the Eurodollar Loan that is intended to be prepaid (hereinafter,

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         "Last Eurodollar"), then U.S. Borrower shall, upon written notice by
         Agent, promptly pay to Agent, for the benefit of the Banks, in immediately available funds, a prepayment fee equal to the product of
         (A) a rate (the "Prepayment Rate") which shall be equal to the difference between the Last Eurodollar and the Reinvestment Rate, times
         (B) the principal amount of the Eurodollar Loan that is to be prepaid, times (C) (i) the number of days remaining in the Interest Period of the Eurodollar Loan that is to be prepaid divided by (ii) three hundred sixty (360). In addition, U.S. Borrower shall immediately pay directly to Agent, for the account of the Banks, the amount of any additional costs or expenses (including, without limitation, reasonable or standard costs of telex, wires, or cables) incurred by Agent or the Banks in connection with the prepayment, upon U.S. Borrower's receipt of a written statement from Agent;

                  (iii) Without limiting anything else herein, in the case of prepayment of a Canadian Fixed Rate Loan, Canadian Borrowers agree that if the reinvestment rate for Eurodollars, as quoted by the money desk of Agent (the "Reinvestment Rate"), shall be lower than the Eurodollar Rate applicable to the Canadian Fixed Rate Loan that is intended to be prepaid (hereinafter, "Last Eurodollar"), then Canadian Borrowers shall, upon written notice by Agent, promptly pay to Agent at the appropriate Designated Lending Office, for the benefit of the Canadian Banks, in immediately available funds, a prepayment fee equal to the product of (A) a rate (the "Prepayment Rate") which shall be equal to the difference between the Last Eurodollar and the Reinvestment Rate, times (B) the principal amount of the Canadian Fixed Rate Loan that is to be prepaid, times (C) (1) the number of days remaining in the Interest Period of the Canadian Fixed Rate Loan which is to be prepaid divided by (2) three hundred sixty (360); and

                  (iv) Without limiting anything else herein, in any case of prepayment of a Eurodollar Loan, UK Borrowers agree that if the reinvestment rate for Eurodollars, as quoted by the money desk of Agent ("Reinvestment Rate"), shall be lower than the Eurodollar Rate applicable to the Eurodollar Loan that is intended to be prepaid (hereinafter, "Last Eurodollar"), then UK Borrowers shall, upon written notice by Agent, promptly pay to Agent, for the benefit of the Banks, in immediately available funds, a prepayment fee equal to the product of (A) a rate (the "Prepayment Rate") which shall be equal to the difference between the Last Eurodollar and the Reinvestment Rate, times
         (B) the principal amount of the Eurodollar Loan that is to be prepaid, times (C) (1) the number of days remaining in the Interest Period of the Eurodollar Loan that is to be prepaid divided by (2) three hundred sixty (360). In addition, UK Borrowers shall immediately pay directly to Agent, for the account of the Banks, the amount of any additional costs or expenses (including, without limitation, reasonable or standard costs of telex, wires, or cables) incurred by Agent or the Banks in connection with the prepayment, upon UK Borrowers' receipt of a written statement from Agent;

         8. The Credit Agreement is hereby amended to delete Section 2.7 therefrom in its entirety and to insert in place thereof the following:

                  SECTION 2.7. FACILITY AND OTHER FEES.

                  (a) U.S. Borrower shall pay to Agent, for the ratable account of the Banks, as a consideration for the Revolving Credit Commitments hereunder, a facility fee from the Closing Date until the last day of the Commitment Period equal to (i) the Facility Fee Rate times (ii) (A) the Maximum Revolving Credit Commitment Amount, less (B) the average aggregate principal amount of all Revolving Loans outstanding for the time period for which such payment is being made, less (C) the average aggregate amount of all issued and outstanding Letters of Credit for the time period for which such payment is being made. The facility fee shall be payable, in arrears, on July 1, 1999, and on the first day of each October, January, April and July thereafter and on the last day of the Commitment Period.

                  (b) U.S. Borrower shall pay to Agent, for the sole benefit of Agent, all fees set forth in the Agent Fee Letter.

         9. The Credit Agreement is hereby amended to delete subsection (c) of
Section 2.10 therefrom in its entirety and to insert in place thereof the following:

                  (c) If the Canadian Exposure at any time exceeds the Canadian Revolving Credit Commitment, Canadian Borrowers shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of Canadian Revolving Loans sufficient to bring the Canadian Exposure within the Canadian Revolving Credit Commitment.

         10. The Credit Agreement is hereby amended to delete Section 2.11 therefrom in its entirety and to insert in place thereof the following:

                  SECTION 2.11. CANADIAN REVOLVING CREDIT COMMITMENT. Borrowers acknowledge that, as of the Closing Date, no "Canadian Bank" exists hereunder to make Canadian Revolving Loans or issue Canadian Letters of Credit pursuant to the Canadian Revolving Credit Commitment. Despite the lack of a "Canadian Bank" hereunder, and with the understanding by Borrowers that one (1) or more of the Companies may incur adverse tax consequences as a result thereof, Borrowers desire that Canadian Borrowers utilize the Canadian Commitment and have requested of the Banks, and the Banks hereby agree, that, on an interim basis only, until such time as a "Canadian Bank" shall become a Canadian Bank hereunder, the Banks that are not Canadian Banks will make the Canadian Revolving Loans and Agent (or a Fronting Bank if Agent is not the Fronting Bank) will issue Canadian Letters of Credit hereunder. Such interim Canadian Revolving Loans shall for all purposes hereunder and under the other Loan Documents be Canadian Revolving Loans. More specifically, Borrowers agree with Agent and the Banks that the Canadian Revolving Loans made to Canadian Borrowers and Canadian Letters of Credit issued at the request of Canadian Borrowers by or on behalf of all of the Banks on an interim basis as described above shall be secured by all of the Collateral, as defined in the Security Documents executed by the Canadian Borrowers, regardless of the fact that those Security Documents refer to the extending of credit by "the Canadian Banks". The Canadian Borrowers shall execute a Canadian Revolving Credit Note payable to each Bank in the amount of each Bank's Commitment Percentage of the amount of the Canadian Revolving Credit Commitment. In addition, all indemnifications of the Canadian Banks by Canadian Borrowers shall be applicable to the Banks making the Canadian Revolving Loans and participating in the issuance of Canadian Letters of Credit to the extent of the Canadian Revolving Credit Commitment. Furthermore, at such time as a Canadian Bank becomes a Bank hereunder,
         (a) each Borrower agrees with Agent and the Banks that, in the event that such Canadian Bank requires an amendment to this Agreement in order to clarify and conform the interest rate and similar terms used in this Agreement with the normal procedures and term (including interest rate) typically used by such Canadian Bank, then each Borrower, Agent and the Banks shall promptly execute such amendment agreement, and (b) each Canadian Borrower agrees, upon request of Agent, to execute new Canadian Revolving Credit Notes in form and substance satisfactory to Agent and the Canadian Banks.

         11. The Credit Agreement is hereby amended to delete Section 3.2 therefrom in its entirety and to insert in place thereof the following:

                  SECTION 3.2. TAX LAW, ETC. In the event that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, any Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Bank) and if any such measures or any other similar measure shall result in an increase in the cost to such Bank of making or maintaining any Fixed Rate Loan or in a reduction in the amount of principal, interest or facility fee receivable by such Bank in respect thereof, then such Bank shall promptly notify the appropriate Borrowers stating the reasons therefor. The applicable Borrowers shall thereafter pay to such Bank, upon demand from time to time on Interest Adjustment Dates with respect to such Fixed Rate Loan, as additional consideration hereunder, such additional amounts as shall fully compensate such Bank for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such Bank to the appropriate Borrowers and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

                  If any Bank determines that such Bank has actually received or realized any tax refund or any reduction of, or credit against, such Bank's tax liabilities in or with respect to the taxable year in which the additional amount is paid pursuant to this Section 3.2, such Bank shall pay to such Borrower an amount that such Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Bank in such year as a consequence of such tax benefit; provided, however, that any Bank may determine in its sole discretion consistent with the policies of such Bank whether to seek a tax benefit, and nothing in this Section 3.2 shall require a Bank to disclose any confidential information to any Borrower (including, without limitation, its tax returns). If a Bank later determines, based on an audit or otherwise, that it was not entitled to the full amount of any refund reimbursed to any Borrower as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to any Borrower as aforesaid, such Borrower, upon demand of such Bank, shall promptly pay to such Bank the amount so refunded to which such Bank was not so entitled, or the amount by which the net income taxes of such Bank were not so reduced, as the case may be.

                  Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, the appropriate Borrowers, upon at least three (3) Business Days' prior written notice to such Bank through Agent, may prepay any affected Fixed Rate Loan in full or convert such Fixed Rate Loan to a Base Rate Loan regardless of the Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in Section 2.6 hereof.

         12. The Credit Agreement is hereby amended to delete Section 3.3 therefrom in its entirety and to insert in place thereof the following:

                  SECTION 3.3. FIXED RATE LOANS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In respect of any Fixed Rate Loan, in the event that Agent shall have determined that dollar deposits of the relevant amount for the relevant Interest Period for such Fixed Rate Loan are not available to Agent in the applicable eurodollar market, or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the interest rate applicable to such Interest Period, Agent shall promptly give notice of such determination to the affected Borrowers and (a) any notice of a new Fixed Rate Loan (or conversion of an existing Loan to a Fixed Rate
         Loan) previously given by such Borrowers and not yet borrowed (or converted, as the case may be) shall be deemed a notice to make a Base Rate Loan, and (b) the affected Borrowers shall be obligated either to prepay, or to convert to a Base Rate Loan, any outstanding Fixed Rate Loan on the last day of the then current Interest Period with respect thereto.

         13. The Credit Agreement is hereby amended to add new subparts (j), (k) and (l) to Section 5.3 thereof as follows:

                  (j) as frequently as Agent may request, but no less frequently than monthly, a Borrowers' Certificate prepared by a Financial Officer of U.S. Borrower;

                  (k) within twenty (20) days after the end of each month, an accounts aging report and an inventory report of each Company, in form and substance satisfactory to Agent and the Required Banks; and

                  (l) a weekly delivery of Borrowers' assignment of sales.

         14. The Credit Agreement is hereby amended to delete subpart (c) of
Section 8.5 therefrom and to insert in place thereof the following:

                  (c) Except as set forth in Section 2.11 of this Agreement, only the Canadian Banks shall be obligated, upon the terms and conditions set forth in this Agreement, to fund Canadian Revolving Loans and participate in the issuance of Canadian Letters of Credit; provided that, anything in this Agreement to the contrary notwithstanding, upon the earlier of (i) the occurrence of an Event of Default specified in Section 7.12 hereof, or (ii) the acceleration of the Debt pursuant to Section 8.2 hereof (hereinafter, a "Equalization Event"), each Bank agrees with the other Banks that if it, at any time, shall obtain any Advantage over the other Banks, or any thereof, in respect of the Debt (except under Article III hereof) then outstanding, then such Bank having an Advantage shall purchase from the other Banks, including the Canadian Banks, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage. As used herein, "Equalization Date" shall mean the date that the Equalization Event occurs.

         15. The Credit Agreement is hereby amended to delete Schedule 1 thereto in its entirety and to insert in place thereof a new Schedule 1 in the form of
Schedule 1 attached hereto.

         16. The Credit Agreement is hereby amended to delete Exhibit C thereto in its entirety and to substitute in place thereof a new Exhibit C in the form of Exhibit C attached hereto.

         17. Concurrently with the execution of this First Amendment Agreement:

         (a) Canadian Borrowers shall execute and deliver to Agent for delivery to the Banks new Canadian Revolving Credit Notes dated as of August 17, 1999, and such Canadian Revolving Credit Notes shall be in the form and substance of Exhibit C attached hereto; provided, however, that, upon each Bank's receipt of a new Canadian Revolving Credit Note from Canadian Borrowers, such Bank shall mark its Canadian Revolving Credit Note being replaced thereby "Replaced" and return the same to Agent for delivery to Canadian Borrowers;

         (b) Borrowers shall cause each Guarantor of Payment to consent and agree to and acknowledge the terms of this First Amendment Agreement;

         (c) Borrowers shall deliver such other documents as may reasonably be required by Agent in connection with this First Amendment Agreement; and

         (d) Borrowers shall pay all legal fees and expenses of Agent in connection with this First Amendment Agreement.

         18. Borrowers hereby represent and warrant to Agent and the Banks that
(a) each Borrower has the legal power and authority to execute and deliver this First Amendment Agreement; (b) the officers executing this First Amendment Agreement have been duly authorized to execute and deliver the same and bind such Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrowers and the performance and observance by Borrowers of the provisions hereof do not violate or conflict with the organizational agreements of any Borrower or any law applicable to any Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against any Borrower; (d) no Unmatured Event of Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this First Amendment Agreement or by the performance or observance of any provision hereof; (e) neither Borrower nor any Guarantor of Payment is aware of any claim or offset against, or defense or counterclaim to, any of Borrowers' or any Guarantor of Payment's obligations or liabilities under the Credit Agreement or any Related Writing; and (f) this First Amendment Agreement constitutes a valid and binding obligation of each Borrower in every respect, enforceable in accordance with its terms.

         19. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This First Amendment Agreement is a Related Writing as defined in the Credit Agreement.

         20. Each Borrower and each Guarantor of Payment, by signing below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all such claims, offsets, defenses and counterclaims of which any Borrower and any Guarantor of Payment is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         21. This First Amendment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         22. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

                  [Remainder of Page Intentionally Left Blank]

         23. JURY TRIAL WAIVER. BORROWERS, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS, AGENT AND THE BANKS, OR ANY THEREOF.

ADVANCED LIGHTING TECHNOLOGIES, INC.

By: /s/ Nicholas R. Sucic
   ---------------------------------------
        Nicholas R. Sucic, Vice President


VENTURE LIGHTING POWER SYSTEMS,              CANADIAN LIGHTING SYSTEMS
NORTH AMERICA INC. (f.k.a.                          HOLDING, INCORPORATED
Ballastronix Incorporated)


By: /s/ R. G. Douglas Oulton                 By: /s/ R. G. Douglas Oulton
   ---------------------------------            -------------------------------
Title: VP Finance                            Title: VP Finance
      ------------------------------               ----------------------------

PARRY POWER SYSTEMS LIMITED                  VENTURE LIGHTING EUROPE LTD.

By: /s/ S. D. Weaver                         By: /s/ W. Ian Wilkinson
   ---------------------------------            -------------------------------
Title: Sales Director                        Title: Director
      ------------------------------               ----------------------------

PNC BANK, NATIONAL ASSOCIATION,              BANKBOSTON, N.A., as a Bank
    as Agent and as a Bank

By: /s/ Richard Muse, Jr.                    By: /s/ Paul R. Crimlisk
   ---------------------------------            -------------------------------
Title: Vice President                        Title: Vice President
      ------------------------------               ----------------------------

                                   SCHEDULE 1


Financial            Commitment        Revolving          Canadian        UK Revolving        Term Loan         Maximum
Institution          Percentage          Credit          Revolving           Credit          Commitment         Amount
                                       Commitment          Credit          Commitment          Amount
                                         Amount          Commitment          Amount
                                                           Amount
PNC Bank,                80%          $40,000,000        $4,800,000        $4,800,000        $20,000,000      $60,000,000
National
Association
-------------------------------------------------------------------------------------------------------------------------
BankBoston,              20%          $10,000,000        $1,200,000        $1,200,000        $ 5,000,000      $15,000,000
N.A.
-------------------------------------------------------------------------------------------------------------------------
Total                   100%          $50,000,000        $6,000,000        $6,000,000        $25,000,000      $75,000,000
-------------------------------------------------------------------------------------------------------------------------
Maximum                               $50,000,000
Revolving
Credit
Commitment
Amount
-------------------------------------------------------------------------------------------------------------------------
Maximum                                                                                      $25,000,000
Term Loan
Commitment
Amount
-------------------------------------------------------------------------------------------------------------------------
Total                                                                                                         $75,000,000
Commitment
Amount
-------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT C

                         CANADIAN REVOLVING CREDIT NOTE

$________________                                                Cleveland, Ohio
                                                                August ___, 1999

         FOR VALUE RECEIVED, the undersigned, VENTURE LIGHTING POWER SYSTEMS, NORTH AMERICA INC. (f.k.a. Ballastronix Incorporated) and CANADIAN LIGHTING SYSTEMS HOLDING, INCORPORATED (collectively "Canadian Borrowers", and individually "Canadian Borrower"), jointly and severally, promise to pay on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of _________ ("Canadian Bank") at the Designated Lending Office, as defined in the Credit Agreement, the principal sum of

 ......................................................................   DOLLARS

or the aggregate unpaid principal amount of all Canadian Revolving Loans made by Canadian Bank to Canadian Borrowers pursuant to subsection 3 of Section 2.1A of the Credit Agreement, whichever is less, in lawful money of the United States of America. As used herein, "Credit Agreement" means the Credit Agreement dated as of May 21, 1999, among Advanced Lighting Technologies, Inc., as U.S. Borrower, Canadian Borrowers and certain Subsidiaries as UK Borrowers, the banks named therein and PNC Bank, National Association, as Agent, as the same may from time to time be restated, amended or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         Canadian Borrowers also promise to pay interest on the unpaid principal amount of each Canadian Revolving Loan from time to time outstanding, from the date of such Canadian Revolving Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of subsection 3 of Section 2.1A of the Credit Agreement. Such interest shall be payable on each date provided for in such subsection 3 of Section 2.1A; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing Canadian Base Rate Loans and Canadian Fixed Rate Loans, and payments of principal thereof, shall be shown on the records of Canadian Bank by such method as Canadian Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Canadian Borrowers under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum which shall be the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is one of the Canadian Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         Except as expressly provided in the Credit Agreement, each Canadian Borrower expressly waives presentment, demand, protest and notice of any kind.

         This Note shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Canadian Borrower and Canadian Bank shall be governed by Ohio law, without regard to principles of conflict of laws. Each Canadian Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Note, and each Canadian Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Each Canadian Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Each Canadian Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by law.

                  [Remainder of page intentionally left blank.]

         EACH CANADIAN BORROWER WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.


                                       VENTURE LIGHTING POWER SYSTEMS,
                                       NORTH AMERICA INC. (f.k.a. Ballastronix
                                       Incorporated)

                                       By:_____________________________________
                                       Title:__________________________________

                                       and_____________________________________
                                       Title:__________________________________

                                       CANADIAN LIGHTING SYSTEMS
                                          HOLDING, INCORPORATED

                                       By:_____________________________________
                                       Title:__________________________________

                                       and_____________________________________
                                       Title:__________________________________

                            GUARANTOR ACKNOWLEDGMENT

         Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing First Amendment Agreement. Each of the undersigned further agrees that the obligations of each of the undersigned pursuant to the Guaranty of Payment executed by each of the undersigned shall remain in full force and effect and be unaffected hereby.

                                       ADLT Realty Corp. I, Inc.
                                       ADLT Services, Inc.
                                       Advanced Lighting, Inc.
                                       Advanced Lighting Systems, Inc.
                                       APL Engineered Materials, Inc.
                                       Ballastronix (Delaware), Inc.
                                       Bio Light, Inc.
                                       Bright Ideas Advertising and Design, Inc.
                                       Energy Efficient Products, Inc.
                                       HID Recycling, Inc.
                                       Light Resources International, Inc.
                                       Metal Halide Controls, Inc.
                                       Metal Halide Technologies, Inc.
                                       Microsun Technologies, Inc.
                                       Specialty Discharge Lighting, Inc.
                                       Venture Lighting International, Inc.


                                       By:  /s/ Nicholas R. Sucic
                                          --------------------------------------
                                          Nicholas R. Sucic, Vice President of
                                             each of the companies listed above

                                       Deposition Sciences, Inc.
                                       Kramer Lighting, Inc.
                                       Ruud Lighting, Inc.


                                       By: /s/ Nicholas R. Sucic
                                          --------------------------------------
                                          Nicholas R. Sucic, signing for each of
                                          companies listed above by Power of
                                          Attorney